SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2011

Tii Network Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-08048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, the Board of Directors of Tii Network Technologies, Inc. (the “Company”) replaced Kenneth A. Paladino as the Company’s President and Chief Executive Officer.  The Board will commence a search for a new President and Chief Executive Officer.  In the meantime, Brian J. Kelley, non-executive Chairman of the Board, will serve as President and Chief Executive Officer.

Mr. Kelley, 60, was elected to the Company’s Board in April 2008 and has served as non-executive Chairman of the Company’s Board since May 2010.  Mr. Kelley has served as a Director of OEM Capital Corp., a technology focused investment banking firm, since November 2010.  From December 2006 until he joined OEM Capital Corp., Mr. Kelley was President of TAMCO Technology, a business development company focused on telecommunications asset management and financing solutions, specializing in technologies for VoIP and TDM-based business telephone systems and video conferencing solutions.  From January 1994 until August 2006, Mr. Kelley served as President and Chief Executive Officer of Cognitronics Corporation, a company that designed, manufactured and marketed voice processing systems.  Prior thereto, Mr. Kelley served in senior management positions with TIE Communications, Inc., a company engaged in the sale, installation and servicing of telecommunications products, services and software, from 1986 until 1994.  Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.

There are no arrangements or understandings between Mr. Kelley and any other person pursuant to which Mr. Kelley was selected as an officer of the Company.   There is no family relationship between Mr. Kelley and any other executive officer or director of the Company.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Kelley has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

All officers of the Company are elected annually by the Company's Board of Directors and hold office until their respective successors are elected and qualified.  Officers may be removed at any time by the Board.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated October 24, 2011

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tii Network Technologies, Inc.

Date: October 24, 2011	By:	/s/ Brian J. Kelley
Brian J. Kelley
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 24, 2011